UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                            __________


                             FORM 8-K



                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):     Commission File Number
August 24, 1994                                                       1-8233





                          USF&G CORPORATION
            (Exact Name of Registrant as Specified in Charter)



Maryland                                                 52-1220567
(State or Other Jurisdiction       (IRS Employer Identification No.)
of Incorporation)





                100 Light Street, Baltimore, Maryland  21202
                  (Address of Principal Executive Offices)


                            (410) 547-3000
             (Registrant's telephone number, including area code)


                           USF&G CORPORATION
                                FORM-8K
                        ______________________





Item 5. Other Events.

        Proposition 103. On August 18, 1994, the California Supreme Court issued its opinion in the litigation relating to the implementation of Proposition 103 adopted by voters in the State of California in November 1988. Proposition 103 required insurers doing business in California to rollback most property/casualty premium prices in effect between November 1988 and November 1989 to November 1987 levels, less an additional 20 percent discount, unless an insurer could establish that such rate levels threatened its solvency. In an earlier decision, the California Supreme Court ruled that an insurer does not have to face insolvency in order to qualify for an exemption from the rollback requirements and is entitled to a "fair and reasonable return."

        The California Insurance Department's authority to establish regulations setting forth a basis for determining what constitutes a "fair and reasonable return" has been the subject of significant controversy. Some of the regulations proposed by the California Insurance Department to determine whether rate rollbacks and premium refunds are required by insurers were invalidated by the California Office of Administrative Law ("OAL") and a substantial portion of such regulations were voided by a Superior Court trial judge.

        The California Supreme Court has now reversed in substantial part the findings of the lower court, affirming the California Insurance Department's authority to establish a broad industry-wide formula for determining what constitutes a "fair and reasonable return." The Court also concluded that the OAL lacks jurisdiction to review regulations adopted by the California Insurance Department relating to implementation of Proposition 103.

        USF&G Corporation (the "Corporation") is in the process of analyzing the opinion and the current regulations to determine the expected impact. The litigants in this matter have the right to seek review by the United States Supreme Court, but have not yet announced their intention in this regard. It is not clear how the current regulations adopted by the California Insurance Department will apply to United States Fidelity and Guaranty Company ("USF&G Company"), the Corporation's principal subsidiary, and there are many issues which remain unsettled. The range of liability to USF&G Company could be from less than $10 million up to approximately $31 million, including interest. The ultimate outcome of this issue is not expected to have a material adverse effect on USF&G's results of operations or on financial position since any such liability is not expected to materially exceed amounts reserved.





                             USF&G CORPORATION
                                 FORM 8-K
                          ______________________
                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                       USF&G CORPORATION


                                       By: DAN L. HALE
                                            Dan L. Hale
                                            Executive Vice President, Chief
                                            Financial Officer and Principal
                                            Accounting Officer

August 24, 1994